Exhibit 99.1

FRAMERATE, INC.
Statement of Assets Acquired and Liabilities Assumed

June 6, 2019

FRAMERATE, INC.
Statement of Assets Acquired and Liabilities Assumed

June 6, 2019

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed at June 6, 2019	3

Notes to Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors
Super League Gaming, Inc.

Opinion on the Financial Statement

We have audited the accompanying statement of assets acquired and liabilities assumed of Framerate, Inc.  (the "Company") as of June 6, 2019, and the related notes  (collectively referred to as the "financial statement"). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of June 6, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit of the financial statement provides a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to Note 2 of the statement of assets acquired and liabilities assumed, which describes that the accompanying statement of assets acquired and liabilities assumed was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Super League Gaming, Inc. and is not intended to be a complete presentation of the financial position of Framerate, Inc. Our opinion is not modified with respect to this matter.

/s/ Squar Milner LLP

We have served as the Company’s auditor since 2016.

Irvine, California
August 16, 2019

FRAMERATE, INC.
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
June 6, 2019

June 6, 2019
ASSETS ACQUIRED Current Assets:
Accounts receivable	$15,000
Total current assets acquired	15,000

Intangible Assets	189,000
Goodwill	2,565,000
Total assets acquired	$2,769,000

Net assets acquired	$2,769,000

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

FRAMERATE, INC.
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JUNE 6, 2019

1.  DESCRIPTION OF THE TRANSACTION

Description of Transaction

On June 3, 2019, Super League Gaming, Inc. (“Super League” or the “Company”) and SLG Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with Framerate, Inc., a Delaware corporation (“Framerate”), pursuant to which Framerate merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Acquisition”). The Acquisition was consummated on June 6, 2019 when the certificate of merger of Merger Sub and Framerate was filed with the Secretary of State of the State of Delaware (the “Effective Date”).

Acquisition Consideration and Earn-Outs

As consideration for the Acquisition, the Company paid an aggregate of (i) $1.5 million in cash and (ii) $1.0 million paid by the issuance of a total of 134,422 shares of the Company’s common stock, at a price per share of $7.4395 (the “Closing Shares”), which price is equal to the volume weighted average price of the Company’s common stock over the five trading days preceding the date of the Merger Agreement, as reported on the Nasdaq Capital Market.

In addition to the issuance of the Closing Shares, the Merger Agreement provides for the issuance of up to an additional $980,000 worth of shares of the Company’s common stock at the same price per share as the Closing Shares (the “Earn-Out Shares”) in the event Framerate achieves certain performance-based milestones during the two-year period following the closing of the Acquisition, or June 6, 2021 (the “Earn-Out”). One-half of the Earn-Out Shares will be issuable on the one-year anniversary of the Effective Date, and the remaining one-half will be issuable on the second anniversary of the Effective Date.

The following table summarizes the fair value of purchase price consideration paid to acquire Framerate:

Amount

Cash consideration at closing	$1,515,000
Equity consideration at closing	1,000,000
Fair value of Earn-Out Shares	254,000
Total	$2,769,000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of Framerate is provided in lieu of certain historical financial information of Framerate required by Rule 8-04 and Article 11 of SEC Regulation S-X. Therefore, the accompanying financial statement is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of Framerate at fair value as of June 6, 2019, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”

The accompanying statement of assets acquired and liabilities assumed does not purport to present the financial position of Framerate that would have resulted if Framerate had operated as a standalone, separate business.

The Company has determined that the acquisition of Framerate  constitutes a business acquisition as defined by ASC 805. Accordingly, the assets acquired and liabilities assumed in the transaction were recorded at their estimated acquisition date fair values, while transaction costs associated with the acquisition were expensed as incurred. Super League’s purchase price allocation was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data. Fair values are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).

The purchase price allocation of the assets acquired and liabilities assumed is preliminary until contractual post-closing working capital adjustments are finalized and the final independent valuation report is issued.

The Company has elected push-down accounting in accordance with ASC 805, Business Combinations

Use of Estimates

Accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the amounts reported in the financial statements. Such estimates include, but are not limited to, the valuation of accounts receivable, intangible assets and the Earn-Out. We base our estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumptions that are believed to be reasonable under the circumstances when these carrying values are not readily available from other sources. Actual results could differ from these estimates.

Goodwill

Goodwill represents the excess of the purchase price of the acquired business over the acquisition date fair value of the net assets acquired. Goodwill is primarily attributable to (i) the expanded offering and new product development capabilities and (ii) anticipated synergies and economies of scale expected from the operations of the combined company. Goodwill is tested for impairment on an annual basis as of October 31 of each year or whenever events or changes in circumstances indicate that the asset may be impaired. The impairment tests consist of comparing the fair value of each reporting unit (the Company operates in one reporting unit) with its carrying amount that includes goodwill.  If the carrying amount of the reporting unit exceeds its fair value, the Company compares the fair value of goodwill with the recorded carrying amount of goodwill.  If the carrying amount of goodwill exceeds the fair value of goodwill, an impairment loss would be recognized to reduce the carrying amount to its fair value.  Factors that we consider in deciding when to perform an impairment test include significant negative industry or economic trends or significant changes or planned changes in the Company’s use of the intangible assets. Due to the non-taxable nature of the Acquisition, goodwill recorded in connection with the Acquisition is not deductible for tax purposes.

Intangible Assets

Other intangibles are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability.

The acquired identifiable intangible assets in connection with the Acquisition were comprised of Framerate’s trade name. Acquired intangible assets are initially recorded at fair value on the date of acquisition and will be amortized over their estimated useful life of approximately five years using the straight-line method. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. Impairment losses are recognized if the carrying amount of an intangible asset is deemed to be both not recoverable and if the intangible asset exceeds its fair value.

The estimated fair value of goodwill and intangible assets acquired is as follows:

Earn-Out

The maximum aggregate amount potentially payable pursuant to the Earn-Out is $980,000 worth of shares of the Company’s common stock at the same price per share as the Closing Shares. The estimated fair value of the Earn-Out as of the Effective Date was $454,000. Actual amounts payable pursuant to the Earn-Out is based on Framerate’s achievement of the following performance-based milestones:

	Target	Notes	Earn-Out Amount (Maximum)(4)
Effective Date to One-Year Anniversary
Revenue	$800,000	(1)	$245,000
Views	15,000,000	(2)	245,000

One-Year Anniversary to Two-Year Anniversary
Revenue	$1,500,000	(1)	245,000
Views	40,000,000	(3)	245,000
Total			$980,000
_____________________________________________
(1):
Determined in accordance with accounting principles generally accepted in the United States of America.
(2):
Upon achieving an average growth rate in video views across Framerate’s branded and/or managed channels, as video views are defined natively on each channel, of 7% per month during the one-year period commencing on the one-year anniversary of the Closing Date and the two-year anniversary of the Closing Date, including a minimum of 40,000,000 views per month in months 22, 23 and 24 following the Closing Date.
(3):
Upon achieving an average growth rate in video views across Framerate’s branded and/or managed channels, as video views are defined natively on each channel, of 7% per month during the one-year period commencing on the one-year anniversary of the Closing Date and the two-year anniversary of the Closing Date, including a minimum of 40,000,000 views per month in months 22, 23 and 24 following the Closing Date.
(4):
If the performance milestones for each earn-out payment of $245,000 are achieved by less than 100%, but more than or equal to 75%, or by less than 75% but more than or equal to 50%, then the payment of the earnout shall be 75% or 50%, respectively, of the full amount that would have been paid out if the milestones were fully achieved.

Earn-Out Related Compensation Expense. The Company hired the former Chief Executive of Framerate (“Framerate Executive”), who was also a selling shareholder of Framerate. Pursuant to the provisions of the Earn-Out included in the Merger Agreement, in the event that the Framerate Executive is terminated for cause or resigns from his employment with the Company at any time on or before the second anniversary of the Effective Date, and any such resignation is without “Good Reason” as such term is defined in his employment agreement, then the maximum amount of any portion of the Earn-Out that has not yet been earned as of the date of resignation shall be reduced by 44.0164%. Under ASC 805, a contingent consideration arrangement in which the payments are automatically forfeited if employment terminates is considered to be compensation for post-combination services, and not acquisition consideration. As such $200,000 of the estimated fair value of the Earn-Out is accounted for as deferred compensation expense and is amortized in the applicable statement of operations over the two-year period ending on the second anniversary of the Effective date. The portion of the Earn-Out included as consideration was $254,000.

The Earn-Out does not meet the liability classification criteria outlined in ASC 480, “Distinguishing Liabilities from Equity,” and is both (i) indexed to the Company’s own shares and (ii) classified in shareholders’ equity in the applicable condensed balance sheet. Equity-classified contingent consideration is measured initially at fair value on the acquisition date and is not remeasured subsequent to initial recognition. As such, the initial value recognized for the Earn-Out on the acquisition date is not adjusted for changes in the fair value of the Earn-Out as of any future settlement date.

Income taxes:

We account for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

The Acquisition was treated for tax purposes as a nontaxable transaction and as such, the historical tax bases of the acquired assets, net operating losses, and other tax attributes of Framerate will carryover. As a result, no new tax goodwill will be created in connection with the Acquisition as there is no step-up to fair value of the underlying tax bases of the acquired net assets.

We have no uncertain tax positions as of the date of the financial statement herein.

Fair Value Measurements

Fair value is defined as the exchange price that would be received from selling an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2 . Quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

Level 3. Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The fair value of accounts receivable and other current assets approximated their carrying value at the date of acquisition. Acquired intangible assets and the Earn-Out were valued using Level 3 inputs.

The fair values of the acquired intangible asset, as described above, was determined using the following methods:

Description	Valuation Method	Valuation Method Description	Assumptions
Trade Name	Relief-from-Royalty method under the income approach
Under the Relief-from-Royalty method, the royalty savings is calculated by estimating a reasonable royalty rate that a third party would negotiate in a licensing agreement. Such royalties are most commonly expressed as a percentage of total revenue involving a trade name.
Useful life: 5 years; Royalty Rate: 5%; Discount Rate: 50%

Earn-Out	Scenario Based Model
The payoff structure was determined to be linear and the Earnout is payable within two years. Revenue scenarios were estimated and a probability for each scenario based on the likelihood of achieving the forecasted revenues was estimated. The estimated payments from the scenarios were then discounted based on the Company's credit risk and the related risk-free rate. The value per share was then adjusted for the time period through the payout date. The option methodology employed was the Black-Scholes Option Model
Volatility: 75% - 100%; Term 1 -2 years; Risk Free Rate 2.21% - 1.95%;

4.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 16, 2019, the date the financial statement was available to be issued.